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                                                                  EXHIBIT 10.24




                                  SOUTHROADS
                                  ----------




                              SMALL STORE LEASE


                                (7,500 SQ FT)





                               SOUTHROADS MALL


                              BELLEVUE, NEBRASKA





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                               LEASE AGREEMENT

SOUTHROADS MALL ("LANDLORD") Hereby leases to AMERITRADE ("Tenant"), Space 117/118/122, lower level, attached hereto within the area of the Southroads Mall ("The Shopping Center") designated on Exhibit A attached hereto ("The Premises") for the period ("Term") commencing on February 15, 1998 and ending on August 15, 1998.


                                    TERM

This lease shall be on a month-to-month basis beginning on the 15th day of February, 1998, and ending on the 15(th) day of August, 1998. Ameritrade can Terminate this lease prior to August 15, 1998 with a 10-day notice to Landlord.


                               USE OF PREMISES

The premises are leased to Tenant as is, and are to be used by Tenant, for the purpose Office Space and for no other purpose. Tenant agrees to use the premises in such a manner as to not interfere with the rights of other Tenants in the real estate, to comply with all applicable Government Laws, ordinances and regulations in connection with its use of the premises, to keep the premises in a clean and sanitary condition, to keep the premises and all sidewalks and approaches thereto in a safe condition free and clear of ice and snow and all other matter which may be dangerous to the public and free of all obstruction, and to use all reasonable precaution to prevent water damage or injury to the premises.


                                    RENT

Tenant agrees to pay rent to the Landlord, in lawful money of the United States in monthly installments in advance, on the fifteenth day of each month, as follows:

                                Monthly Rent


$3,000 - Space 117/118

$1,000 - Space 122
------
$4,000 - payable 15(th) of each month


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                               BUILD-OUT COSTS


Tenant excepts space "as is". All renovations are at tenant's expense.


                              ELECTRICAL COSTS

Ameritrade agrees to reimburse mall for all electrical costs for demised premises.

Payment of rent, percentage rent and any other sums due hereunder shall be made payable to: SOUTHROADS MALL. All remittances are to be either sent or delivered to the Southroads Mall Management Office - 1001 Fort Crook Road North Bellevue, Nebraska 68005 when so due.

Tenant agrees to comply with all applicable laws, ordinances regulations and the like of the city and state in which the Shopping Center is located and/or other public and/or quasipublic authorities having jurisdiction; to secure any necessary permits and licenses; to comply with those rules and regulations enumerated by Southroads Mall, as maybe modified by the Landlord; to indemnify and hold the Landlord harmless from and against any and all injuries, losses, claims, actions, damages, liabilities and expenses (including Attorneys' Fee and expenses) to persons or property arising out of any activities of Tenant, its agents or employees, or from its failure in any respect to comply with the requirements of this Lease, or for its violation of all laws, ordinances, regulations or the like, whether or not any such injuries, losses, claims, actions, damages, liabilities, expenses, failure or violation is attributable to Tenant's negligence or that of any other person, company or corporation; to vacate the premises at that expiration of sooner termination of the term in the same conditions was delivered to Tenant; to pay Landlord upon demand for any trash removal costs; and to provide and keep in force during the term with a company acceptable to landlord, a comprehensive general liability insurance policy covering the Landlord and Tenant with a combined single limit of no less than $500,000 and $50,000 for property damage (and policy shall be delivered to the Landlord herewith and not be cancelled or modified without the Landlord's consent).

It is understood and agreed that Tenant shall not assign its interest in the Lease; that Tenant shall have no rights hereunder unless Landlord shall have executed and delivered to the Tenant an original of this Lease agreement.

If Tenant shall default in any of its obligations under this Lease agreement, Landlord shall have the right to terminate this Lease agreement upon written notice to the Tenant plus such other rights of collection or enforcement as may be afforded the Landlord under law.



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                                  ASSIGNMENT
                                  ----------

Tenant shall not assign or mortgage or transfer this Lease without the prior written consent of Landlord.

In witness whereof, the parties intending to be legally bound hereby executed this Lease agreement, as of the 2nd day of February, 1998.


SOUTHROADS MALL

BY: /s/ Larry Cascio
    -----------------------------
Larry Cascio - General Manager



WITNESS: /s/ Cherry L. Bonnes
         ------------------------
DATE: February 3, 1998
      ---------------------------


BY:  /s/ Susan M. Hohman
   ------------------------------
V.P. Human Resources / Facilities
---------------------------------

             Tenant

WITNESS: /s/ Robert G. Moore
         ------------------------
Address: 11422 S. 114th St.            Telephone: (402) 339-7861
         ------------------------                 --------------
         Papillion, NE 68046
---------------------------------

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